Exhibit 99.1

Atlas Mining Company Announces Date for Annual Meeting of Shareholders

New York, NY, July 31, 2009 – Atlas Mining Company (OTC: ALMI) announced today that it has scheduled the 2009 Annual Meeting of Shareholders for October 27, 2009.

The Annual Meeting of Shareholders will be the first such meeting since the Company became a public reporting company in 2002.   At the meeting, management will provide an update on the Company’s business and will answer shareholder questions.  The meeting will be held in New York City and shareholders are welcome to attend in person.  To facilitate participation by shareholders who cannot attend in person, the meeting will be webcast .

Details as to the time and place of the meeting and the webcast will be announced later.

Contact:

Atlas Mining Company Investor Relations Contact

Tim Clemensen- Rubenstein IR

(212) 843-9337

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties and in particular statements regarding the settlement of the class action, the completion of the financing, development and commercialization of the Dragon Mine, filing reports with the SEC, and having liquidity to finance the next stage of its business plan. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of uncertainties and risk factors.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.